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Exhibit 10.5

Vantage Energy Services, Inc.
6435 Vanderbilt Street
Houston, Texas 77005

and

Deutsche Bank Securities Inc.
As representative of the underwriters
300 South Grand Avenue, 42nd Floor
Los Angeles, California 90071

Re:
Initial Public Offering

Ladies and Gentlemen:

        The undersigned stockholder, officer and/or director of Vantage Energy Services, Inc., a Delaware corporation (the "Company"), in consideration of Deutsche Bank Securities Inc. (the "Underwriter") agreeing to underwrite an initial public offering ("IPO") of the Company's units ("Units"), each comprised of one share of the Company's common stock, par value $0.001 per share ("Common Stock"), and one warrant exercisable for one share of Common Stock ("Warrant"), hereby agrees as follows (certain capitalized terms used herein are defined in Schedule 1 hereto):

        1.     If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote (i) all Insider Shares owned by such person, any Private Placement Shares acquired by the undersigned in the Private Placement, and any shares of Common Stock acquired in the IPO in accordance with the majority of the votes cast by the holders of the IPO shares and (ii) any shares of Common Stock acquired following the IPO, in favor of the Business Combination.

        2.     If a Transaction Failure occurs, the undersigned shall take all reasonable actions within such person's power to cause (i) the Trust Account to be liquidated and distributed to the holders of the IPO shares as soon as reasonably practicable and, in any event, no later than the Termination Date, and (ii) the Company to dissolve and liquidate as soon as practicable (the earliest date on which the conditions in clauses (i) and (ii) are both satisfied being the "Liquidation Date"). The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company, except with respect to any of the IPO Shares acquired by the undersigned in connection with or following the IPO, and any remaining net assets of the Company as a result of such liquidation, and hereby further waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and agrees to not seek recourse against the Trust Account for any reason whatsoever. The undersigned agrees to indemnify and hold harmless the Company against any and all loss, liability, claims, damage and expense whatsoever (including, but not limited to, any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, whether pending or threatened, or any claim whatsoever) which the Company may become subject as a result of any claim by any vendors or other entities that are owed money by the Company for services rendered, or contracted for, or products sold to us or the claims of any target businesses, but only to the extent such vendors, service providers or other entities have not executed waivers or have executed waivers that are held to be invalid or unenforceable, and only to the extent necessary to ensure that such loss, liability, claim, damage or expense does not reduce the amount in the Trust Fund; provided, however, that such indemnity shall be limited to the extent of the undersigned's pro rata beneficial ownership of the Company. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Account received by the undersigned in respect of such person's Insider Shares or Private Placement Shares.

        3.     In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees to present to the Company for its consideration, prior to presentation to any other person or entity, opportunities to acquire entities, until the earlier of the consummation by the

Company of a Business Combination, the liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, subject to any pre-existing fiduciary or contractual obligations the undersigned might have. Each pre-existing fiduciary or contractual obligation the undersigned has is listed on Schedule 2 hereto.

        4.     The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company which is affiliated with any of the Insiders unless the Company obtains an opinion from an independent investment banking firm reasonably acceptable to the Underwriter that is a member of the National Association of Securities Dealers, Inc. that the business combination is fair to the Company's stockholders from a financial perspective.

        5.     Neither the undersigned, any member of the Immediate Family of the undersigned, nor any Affiliate of the undersigned will be entitled to receive, and will not accept, any compensation for services rendered to the Company prior to, or in connection with, the consummation of the Business Combination; provided that, (i) commencing on the Effective Date, Vanderbilt Interests, LLC (the "Related Party") shall be allowed to charge the Company $7,500 per month, representing an allocable share of Related Party's overhead, to compensate it for the Company's use of the Related Party's offices, utilities and personnel. The Related Party and the undersigned shall also be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination.

        6.     The undersigned agrees that none of the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned will be entitled to receive or accept, and the undersigned, on behalf of the undersigned and the aforementioned parties, hereby waives any rights to, a finder's fee or any other compensation in the event the undersigned, any member of the Immediate Family of the undersigned or any Affiliate of the undersigned originates a Business Combination.

        7.     The undersigned will, as specified in the Securities Escrow Agreement which the Company will enter into with the undersigned and an escrow agent acceptable to the Company, escrow its, his or her Insider Shares and Private Placement Securities for the period commencing on the Effective Date and ending one year after the consummation of a Business Combination or (ii) the date on which the Company gives the escrow agent notice that the Company is being liquidated, at which time the escrow agent will destroy such Insider Shares and Private Placement Securities.

        8.     The undersigned agrees to be the Chief Financial Officer, Vice President, Secretary, Treasurer and a director of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company. The undersigned's biographical information furnished to the Company and the Underwriter and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned's background and contains all of the information required to be disclosed pursuant to Section 401 of Regulation S-K, promulgated under the Securities Act of 1933. The undersigned's Questionnaire furnished to the Company and the Underwriter and annexed as Exhibit B hereto is true and accurate in all respects.

        9.     The undersigned represents and warrants to the Company and the Underwriter that:

          (a)   The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

          (b)   The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities, and such person is not currently a defendant in any such criminal proceeding; and

          (c)   The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

        10.   The undersigned has full right and power, without violating any agreement by which the undersigned is bound, to enter into this letter agreement and to serve as Chief Financial Officer, Vice President, Secretary, Treasurer and a member of the Board of Directors of the Company.

        11.   The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

        12.   This letter agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date, or (ii) the Termination Date; provided, however, that any such termination shall not relieve the undersigned from any liability resulting from or arising out of any breach of any agreement or covenant hereunder occurring prior to the termination of this letter agreement.

        13.   The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Underwriter and its legal representatives or agents (including any investigative search firm retained by the Underwriter) any information they may have about the undersigned's background and finances ("Information"). Neither the Underwriter nor its agents shall be violating the undersigned's right of privacy in any manner in requesting and obtaining the Information, and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

        14.   This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles and rules would require or permit the application of the laws of another jurisdiction. The undersigned hereby agrees that any action, proceeding or claim against the undersigned arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The undersigned hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

        15.   No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

Christopher G. DeClaire
ACCEPTED AND AGREED:
DEUTSCHE BANK SECURITIES INC.
By:
Name:
Title:
ACCEPTED AND AGREED:
VANTAGE ENERGY SERVICES, INC.
By:
Name:
Title:

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

        Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms of the terms defined.

        "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended.

        "Business Combination" shall mean the acquisition by the Company, whether by merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar type of transaction, or any combination of the foregoing, of one or more domestic or international operating businesses in the oilfield services industry or related industries, having, collectively, a fair market value equal to at least 80% of the Company's net assets (excluding deferred underwriting discounts and commissions) at the time of such merger, capital stock exchange, asset acquisition, exchangeable share transaction, stock purchase or other similar business combination.

        "Business Combination Date" shall mean the date upon which a Business Combination is consummated.

        "Effective Date" shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

        "Immediate Family" shall mean, with respect to any person, such person's spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

        "Insiders" shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company's IPO.

        "Insider Shares" shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Private Placement and the Company's IPO. For the avoidance of doubt, Insider Shares shall not include any Private Placement Shares and any IPO Shares purchased by Insiders in connection with or subsequent to the Company's IPO.

        "IPO Shares" shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to an Insider or otherwise.

        "Private Placement" shall mean the private placement by the Company of 375,000 units of securities and 3,000,000 warrants to purchase Common Stock prior to the IPO.

        "Private Placement Shares" shall mean the shares of Common Stock included in the units issued in the Private Placement.

        "Private Placement Securities" shall mean the units, each consisting of one share of Common Stock and one warrant, and the warrants issued in the Private Placement.

        "Prospectus" shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

        "Registration Statement" shall mean the registration statement filed by the Company on Form S-1 with the SEC, and any amendment or supplement thereto, in connection with the Company's IPO.

        "SEC" shall mean the United States Securities and Exchange Commission.

        "Termination Date" shall mean the date that is 90 calendar days immediately following the Transaction Failure Date.

        "Transaction Failure" shall mean the failure to consummate a Business Combination within 18 months of the Effective Date (or 24 months after the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 18-month period).

        "Transaction Failure Date" shall mean the 18-month anniversary of the Effective Date (or the 24 month anniversary of the Effective Date, if a letter of intent, agreement in principle or definitive agreement has been executed within 18 months after the Effective Date and the Business Combination relating thereto has not yet been consummated within such 18-month period).

        "Trust Account" shall mean that certain trust account established by Deutsche Bank Trust Company Americas, maintained by Continental Stock Transfer & Trust Company, acting as trustee, and in which the Company deposited the "funds to be held in trust," as described in the Prospectus.

SCHEDULE 2

PRE-EXISTING FIDUCIARY OR CONTRACTUAL OBLIGATIONS

None

EXHIBIT A

BIOGRAPHY

Christopher G. DeClaire has served as our Chief Financial Officer, Vice-President, Secretary, Treasurer and a Director since our inception. Mr. DeClaire is President of DeClaire Interests, Inc. a private investment and consulting firm that he formed in 2002. From 1999 through December 2002, Mr. DeClaire was a principal and managing director of Odyssey Capital, LLC, an investment banking and private equity firm. While with Odyssey he served as a director of several companies. From 1992 through 1998, Mr. DeClaire founded and served as chief executive officer of two staffing companies. In 1994, Mr. DeClaire and a partner acquired SkillMaster, Inc., a temporary staffing company, in which he served as Chairman and Chief Executive Officer until 1998 and for which he had direct involvement in all aspects of management, operations and sales. During Mr. DeClaire's tenure at Skillmaster, the company's annual revenue grew from $5 million to over $120 million. It is anticipated that Mr. DeClaire's experience will be valuable in operating and growing Vantage, provided Mr. DeClaire remains as one of our officers and directors following any business combination. In 1998 Mr. DeClaire sold his interest in SkillMaster. From 1988 to 1991 Mr. DeClaire served as the Vice President for business development for Uzar International, Inc. a Texas based trading company that joint ventured with a Soviet private company trading computers for raw materials and exporting those materials for hard currency. From 1983 to 1988, Mr. DeClaire was involved in the financial services industry, beginning his career with Travelers Insurance as sales and marketing manager, and then in 1986 founding Westbridge Securities, a financial investment firm, which he later sold to Sun Life in 1988. Mr. DeClaire graduated from Michigan State University in 1982 with a bachelor's degree in pre-law with a minor in accounting. Mr. DeClaire is the past President and Chairman of the Children's Assessment Center in Houston. He serves on the Texas State board of Child Advocates and is active in legislative issues concerning children's lives.

EXHIBIT B

QUESTIONNAIRE

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SCHEDULE 1 SUPPLEMENTAL COMMON DEFINITIONS
SCHEDULE 2 PRE-EXISTING FIDUCIARY OR CONTRACTUAL OBLIGATIONS
EXHIBIT A BIOGRAPHY
EXHIBIT B QUESTIONNAIRE